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                                                                   EXHIBIT 4.8
                                   WICOR, INC.

                  DIRECTOR NONSTATUTORY STOCK OPTION AGREEMENT
                  --------------------------------------------

               THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof by and between WICOR, Inc., a Wisconsin corporation with its principal offices at Milwaukee, Wisconsin (the "Company"), and the director of the Company or one of its subsidiaries whose signature is set forth on the signature page hereof (the "Optionee").

                             W I T N E S S E T H :

               WHEREAS, the Company has adopted the 1992 Director Stock Option Plan, as amended, (the "Plan") to permit options for shares of the Company's common stock (the "Stock"), to be awarded to eligible directors of the Company or any subsidiary (as defined in the Plan); and

               WHEREAS, the Optionee is an eligible director of the Company or a Subsidiary, and the Company desires to retain him/her as a director and provide him/her with a means to acquire or to increase his/her proprietary interest in the Company.

               NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

               1. Award of Option. (a) Subject to the terms and conditions set forth herein, the Company hereby awards the Optionee a nonstatutory option (the "Option") to purchase the number of shares of Stock set forth on the signature page hereof (the "Option Stock") at the purchase price per share set forth on the signature page hereof, which shall not be less than Fair Market Value on the date of grant. "Fair Market Value" means the average of the high and low sales prices for a share of Stock in consolidated trading on the relevant date. The Option may not be exercised prior to the Initial Exercise Date set forth on the signature page hereof or after the Expiration Date set forth thereon. The Option shall terminate two (2) years following the date the Optionee ceases to be a director of the Company or any Subsidiary, but no later than the Expiration Date. The Option may be exercised in whole or in part (but no exercise shall be for fewer than 50 shares of Stock or all of the shares subject to the Option, if fewer) by notice in writing to the Company. The aggregate purchase price for the Stock for which the Option is exercised shall be paid to the Company at the time of exercise in cash, Stock registered in the name of the Optionee, or by a combination thereof.

               (b) If the purchase price is paid wholly or partly in Stock, any Stock tendered in payment thereof shall be free of all adverse claims and duly endorsed in blank by the Optionee or accompanied by stock powers duly endorsed in blank. Stock tendered shall be valued at Fair Market Value on the date on which the Option is exercised.

               2. Option Not Transferable. The Option is not transferable, voluntarily or by operation of law, other than by will or by the laws of descent and

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distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee or his/her guardian or legal representative.

               3. Securities Law Restrictions. The Optionee agrees and acknowledges with respect to any Option Stock that has not been registered under the Securities Act of 1933, as amended (the "Act") that (i) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the Option Stock to such effect.

               4. No Rights As Shareholder. The Optionee shall have no rights as a holder of the Option Stock until a certificate for the Option Stock has been validly issued.

               5. Tax Withholding. (a) It shall be a condition of the obligation of the Company to issue Option Stock to the Optionee or the Beneficiary, and the Optionee agrees, that the Optionee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the exercise of the Option.

               (b) The Optionee may elect to have the Company withhold that number of shares of Option Stock otherwise issuable to the Optionee upon exercise of the Option or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value on the Tax Date (as defined below) equal to the minimum amount required to be withheld as a result of such exercise. The election must be made in writing and, (i) delivered to the Company either six months or more prior to the Tax Date or during a ten-day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings which occurs prior to the Tax Date and (ii) shall not be effective until at least six months after the Grant Date, provided, however, that the restriction in clause (ii) shall not apply in the event death of the Optionee occurs prior to the expiration of such six-month period. The full number of shares of Option Stock issuable on exercise of the Option may be issued to the Optionee, and in such event the Optionee shall be unconditionally obligated to tender back to the Company, as soon as practicable after the Tax Date, a number of shares of Stock having a Fair Market Value on the Tax Date equal to the minimum amount required to be withheld. If the number of shares so determined shall include a fractional share, the Optionee shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part, by the Committee. As used herein, "Tax Date" means the date on which the Optionee must include in his or her gross income for federal income tax purposes the fair market value of the Option Stock over the purchase price therefor.

               6. Beneficiary. (a) The person whose name appears on the signature page hereof after the caption "Beneficiary", or any successor designated by the Optionee in accordance herewith (the person who is the Optionee's Beneficiary at the time of his death herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change the Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation

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received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof shall be effective unless received by the Committee prior to the Optionee's death.

               (b) If no such Beneficiary designation is in effect at the time of the Optionee's death, or if no designated Beneficiary survives the Optionee or if such designation conflicts with applicable law, the Optionee's estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Optionee. If the Committee is in doubt as to the right of any person to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

               7. Adjustments in Event of Change in Stock. In the event that the Company shall pay a dividend on its Stock in shares of Stock or other securities, effect a Stock split, or effect a similar corporate transaction or other event which, in the judgment of the Committee could dilute or enlarge the benefits or potential benefits intended to be made available under the Plan, the Committee may, subject to the provisions of the Plan, make such adjustments in the number or kind of shares of Option Stock issuable on exercise of the Option, or in the terms, conditions or restrictions of this Agreement, including the purchase price, as the Committee deems equitable.

               8. Powers of Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company's capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Option Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Optionee any right to continue as a director of the Company or any Subsidiary, or interfere with or limit in any way the right of the Company's Board of Directors to terminate the Optionee's directorship at any time.

               9. Interpretation by Committee. The Optionee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Compensation Committee of the Company's Board of Directors or any successor to such Committee which administers the Plan ("Committee"), in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Optionees awarded Option Stock.

               10. WEC Merger. Notwithstanding any other provisions in this Agreement to the contrary, this Agreement is subject to Sections 2.9 and 6.1(k) of the Agreement and Plan of Merger by and among Wisconsin Energy Corporation and WICOR, Inc. and CEW Acquisition, Inc. dated as of June 27, 1999, as amended September 9, 1999 (the "Merger Agreement"). As a result, each Option hereunder then outstanding shall, at the Effective Time of the Merger (as defined in the Merger

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Agreement), be converted into an option to purchase shares of Wisconsin Energy
Common Stock as described in Section 2.9 of the Merger Agreement.

               11. Miscellaneous. (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

               (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

               (c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

               (d) Any notice, filing or delivery hereunder or with respect to Option Stock shall be given to the Optionee at either his/her office location or his/her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Treasurer. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

               (e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and, subject to Paragraph 2, inure to the benefit of the Optionee, the Beneficiary and the personal representatives and heirs of the Optionee.

               (f) This Agreement is subject in all respects to the terms and conditions of the Plan.


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               IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Optionee has hereunto affixed his or her signature, all as of the day and year set forth below.

                             WICOR, INC. ("Company")

                                    By:
                                       --------------------------------
                                    Title:



                                    Optionee:
                                                -----------------------
                                                         (Name)

                                                -----------------------
                                                       (Signature)

                                    No. of Shares of Option Stock:
                                                                  -----
                                    Purchase Price per Share:
                                                             ----------
                                    Date of Agreement:
                                                      -----------------
                                    Grant Date:
                                               ------------------------
                                    Initial Exercise Date:
                                                          -------------
                                    Expiration Date:
                                                    -------------------
                                    Beneficiary:
                                                -----------------------
                                    Address of Beneficiary:
                                                           ------------

                                    -----------------------------------

                                    -----------------------------------

                                    Beneficiary Tax Identification
                                    (Social Security)
                                    No.:
                                        -------------------------------

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